DocuSign Envelope ID: 09B5E74C-9E98-4113-91A9-3DF6FB8C11D4

FUND PARTICIPATION AGREEMENT

This Agreement dated as of the 1st day of October, 2018 is made by and among Nationwide Financial Services, Inc. on behalf of its subsidiaries listed on Exhibit A (collectively, “Nationwide”) and the current and any future Nationwide separate accounts as applicable (“Variable Accounts”) , Virtus Variable Insurance Trust on behalf of its series funds (each such fund, a “Fund” and collectively, the “Funds”) listed on Exhibit B, and VP Distributors, LLC (the “Company”) which serves as distributor to the Funds .

RECITALS

WHEREAS, Nationwide is engaged in developing and offering variable annuity and variable life insurance products (collectively “Variable Products”) through its Variable Accounts; and

WHEREAS, Nationwide, the Funds and the Company mutually desire the inclusion of the Funds as investment options in the Variable Products; and

WHEREAS, the Variable Products allow for the allocation of net amounts received by Nationwide and the Variable Accounts to the Company for investment in shares of the Funds; and

WHEREAS, selection of investment options is made by contract owners of the Variable Products and such contract owners may reallocate their investments among the investment options in accordance with the terms of the Variable Products; and

NOW THEREFORE, Nationwide, the Funds and the Company, in consideration of the undertakings described herein, agree that the Funds will be available as investment options in the Variable Products offered by Nationwide, subject to the following:

REPRESENTATIONS

REPRESENTATIONS BY NATIONWIDE

Nationwide Financial Services, Inc. represents that it is a holding company duly organized and in good standing under applicable state law. Nationwide represents that its life insurance companies have been duly organized and are in good standing under applicable state law.

Nationwide represents that its life insurance company subsidiaries have validly established all separate accounts under applicable state law. Each Variable Account is or will be registered as a unit investment trust in accordance with the provisions of the Investment Company Act of 1940 (the “1940 Act”), unless excluded from registration based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, or any other applicable exemption.

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Nationwide represents that it will amend the registration statements under the Securities Act of 1933 (the “1933 Act”) and the 1940 Act for the Variable Products from time to time as required to effect the continuous offering of the Variable Products, unless otherwise exempt or excluded. Nationwide will also seek to have the Variable Products approved by state insurance authorities in jurisdictions where those annuity contract or life insurance policies will be offered.

Nationwide represents that the annuity contracts and/or life insurance policies are designed to be treated as annuity contracts and/or life insurance policies under the appropriate provisions of the Internal Revenue Code of 1986, as Amended (the “Code”). Nationwide shall make every effort to maintain such treatment, and will promptly notify the Company upon having a reasonable basis for believing that such annuity contracts or life insurance policies have ceased to be so treated or that they might not be so treated in the future.

Nationwide represents that (a) it has policies and procedures in effect with respect to the processing and transmission of orders to purchase and redeem Fund shares reasonably designed to monitor and prevent orders received after the close of trading, generally 4:00 p.m. Eastern Time) on the New York Stock Exchange (“Close of Trading”), on any Business Day from being aggregated and communicated to the Funds with orders received before Close of Trading (consistent with Section 22(c) of the 1940 Act and Rule 22c-1 thereunder), and (b) upon reasonable request it will certify to the Funds or their agent that it has policies and procedures in effect that are reasonably designed to comply with the requirements of Rule 22c-1 under the 1940 Act and regulatory interpretations thereof.

Nationwide represents and warrants that it has policies and procedures in effect to detect and deter short-term or disruptive trading practices. Nationwide’s policies and procedures include, but are not limited to: monitoring participant trading activity, imposing trade restrictions and enforcing redemption fees imposed by the Funds (if applicable). Company acknowledges that Nationwide shall apply its own trade monitoring and restriction policies and procedures to trading of Fund shares hereunder which may differ from the criteria set forth in the Fund’s prospectus and statement of additional information (“SAI”). Nationwide agrees to provide to the Funds, the Company or their designee such information as is reasonably requested in order to enable the Funds and/or the Company to provide reports to the Board regarding Nationwide’s trade monitoring and restriction policies.

Nationwide represents that it will conduct its activities hereunder in material conformity with all applicable federal and state laws and regulations and will not knowingly violate any provisions of the Funds’ prospectus or SAI in conducting its activities hereunder. To the extent that the Fund makes any changes to its prospectus or SAI that have a material adverse effect on Nationwide’s ability to continue making the Fund shares available for the Variable Products, the Fund or the Company shall notify Nationwide of such change and, to the extent reasonably practicable, undertake to work with Nationwide to better accommodate Nationwide’s purchase and redemption orders. For the avoidance of doubt, nothing herein shall be read to obligate the Funds or the Company to continue to offer shares to Nationwide, including by waiting to liquidate a Fund, if they have determined not to do so without otherwise violating the terms of this Agreement.

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REPRESENTATIONS BY THE FUNDS

Each Fund represents that it is duly organized and validly existing under applicable state law. Each Fund represents that its shares are duly authorized for issuance in accordance with applicable law, that the Fund is registered as an open-end management investment company under the 1940 Act, and the Fund will maintain its registration as an investment company under the 1940 Act.

Each Fund shall take all such actions as are necessary to permit the sale of its shares to the Variable Accounts, including registering its shares sold to the Variable Accounts under the 1933 Act. Each Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

Each Fund represents that it is currently qualified as a regulated investment company under Subchapter M of the Code, and that it shall make every effort to maintain such qualification. Each Fund shall promptly notify Nationwide upon having a reasonable basis for believing that it has ceased to so qualify, or that it may not qualify as such in the future.

The Funds have policies and procedures in effect designed to deter frequent purchases and redemptions. These polices are disclosed in the Funds’ prospectuses and such policies, as disclosed, will be uniformly and consistently applied to all shareholders, unless otherwise disclosed in the Fund’s prospectus.

The Funds represent that any insurance Funds utilized in the Variable Products currently comply with the diversification requirements pursuant to Section 817(h) of the Code and Section 1.817-5(b) of the Federal Tax Regulations, if required, and that such Funds will make every effort to maintain the Funds’ compliance with such diversification requirements, unless the Funds are otherwise exempt from Section 817(h) and/or except as otherwise disclosed in each Fund’s prospectus. The Funds will notify Nationwide promptly upon having a reasonable basis for believing any Fund has ceased to comply. The Funds shall make every effort to remedy any failure to comply with Section 817(h) within the time frame set forth by Section 817(h).

The Funds make no representations or warranties as to whether any aspect of their operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance laws and other applicable laws of the various states.

REPRESENTATIONS BY THE COMPANY

The Company, as the distributor of the Funds represents that it (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and will remain duly registered under all applicable federal and state securities laws, (ii) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), (iii) serves as principal underwriter/distributor of the Funds, and (iv) will perform its obligations for each Fund in accordance with any applicable state and federal securities laws.

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TRADING

Subject to the terms and conditions of this Agreement, Nationwide shall be appointed to, and agrees to act, as a limited agent of the Company for the sole purpose of receiving instructions from duly authorized parties for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value as set forth in the Fund’s most recent prospectus and SAI. Except as particularly stated in this paragraph, Nationwide shall have no authority to act on behalf of the Company or to incur any cost or liability on its behalf. Nationwide acknowledges that the board of trustees of the Funds (the “Board”) may refuse to sell shares of any Fund or class thereof, or may vote to liquidate any Fund or class thereof, if such action is required by law or regulatory authorities having jurisdiction of if, in the sole discretion of the Board acting in good faith, such action is deemed necessary or appropriate in the best interests of the shareholders of such Fund(s) or class(es). Both parties agree to follow any written guidelines or standards relating to the sale or distribution of the shares as may be provided in the provisions outlined in Exhibit C, as well as to follow any applicable federal and/or state securities laws, rules or regulations.

Nationwide shall not redeem shares of the Funds attributable to the Variable Products (as opposed to shares of the Funds attributable to Nationwide’s assets held in the Variable Accounts) except (i) as necessary to implement Variable Product owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”), (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the shares of the Funds is consistent with the terms of the Variable Products, or (iv) as otherwise permitted under the terms of the Variable Products. Upon request, Nationwide will promptly furnish to the Funds reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Variable Products, Nationwide shall not prevent Variable Product owners from allocating payments to a Fund that was otherwise available under the Variable Product without first giving the Fund 45 days notice of its intention to do so.

VOTING

For so long as and to the extent that the Securities and Exchange Commission (“SEC”) continues to interpret the 1940 Act to require pass-through voting privileges for Variable Products, Nationwide shall distribute all proxy material furnished by the Company and shall vote Fund shares in accordance with instructions received from the contract owners who have interests in such Fund shares. Nationwide requires 10 Business Days from the date it receives proxy materials to distribute the proxy materials to contract owners. Nationwide shall vote the Fund shares for which no instructions have been received in the

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same proportion as Fund shares for which said instructions have been received from the contract owners, provided that such proportional voting is not prohibited by a contract owner’s qualified retirement plan document, if applicable. Nationwide and its agents will in no way recommend an action in connection with or oppose or interfere with the solicitation of proxies in the Fund shares. Nationwide will be responsible for assuring that the Variable Accounts investing in a Fund calculate voting privileges as required by the Funds’ mixed and shared funding order (referenced below) and consistent with any reasonable standards that the Funds may adopt in writing.

Nationwide shall not, without prior notice to the Funds (unless otherwise required by applicable law), induce or encourage Variable Product owners to change or modify the Funds or remove or otherwise change the Funds’ distributor or investment adviser(s).

The Company shall cause any third party vendor providing services on behalf of the Company, with regard to proxy material, to sign a confidentiality agreement that includes reasonable nondisclosure provisions. The parties acknowledge that the foregoing sentence is not applicable to a third party vendor with whom the Company interacts on behalf of Nationwide.

DOCUMENTS AND OTHER MATERIALS

DOCUMENTS PROVIDED BY NATIONWIDE

Nationwide agrees to provide the Company, upon written request, any reports indicating the number of contract or policy owners having interests in the Variable Products corresponding to a Variable Account’s acquisition of Fund shares and such other information (including books and records) that the Company may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

DOCUMENTS PROVIDED BY THE COMPANY

Within five (5) Business Days after the end of each calendar month, the Company shall provide Nationwide, or its designee, electronic access to shareholder account information, which shall include all transactions made during that particular month and the outstanding share balance. In the event electronic access cannot be provided, the Company shall provide Nationwide or its designees with a hard copy monthly statement of account confirming all transactions made during that month along with the outstanding share balance.

Subject to the Funds’ determination to use summary prospectuses, as such term is defined in Rule 498 under the 1933 Act, the Company shall promptly provide Nationwide with a reasonable quantity (in light of the number of existing contract or policy owners) of the Funds’ prospectuses, SAI’s and any supplements thereto, and semi-annual and annual reports.

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If requested by Nationwide in lieu thereof or if required by applicable law or applicable guidance from the SEC or SEC staff, the Company shall provide such documentation (including a final copy of the Funds’ summary and/or statutory prospectus in electronic format at the Funds’ expense) and other assistance as is reasonably necessary in order for Nationwide once each year (or more frequently if the summary prospectus for the Funds is amended) to have the prospectus for the Variable Product and the Funds’ summary prospectus bound together in one document in accordance with applicable law and regulation, including but not limited to, Rule 498 under the 1933 Act and any applicable guidance from the SEC or SEC staff.

As required by, and in accordance with, Rule 498 and all other applicable laws and guidance from the SEC or SEC staff, Nationwide represents and warrants that it shall: (1) deliver the Funds’ summary prospectus, if used, to existing Variable Product owners and potential investors in a manner that satisfies all applicable legal requirements, and (2) adhere to any applicable binding requirements regarding the summary prospectus.

Nationwide further agrees that it will, within three (3) Business Days of receiving a request for a paper copy or an electronic copy of a Fund’s statutory and/or summary prospectus, including any supplements, SAI, including any supplements, and most recent annual and semi-annual reports to shareholders under Rule 30e-1 of the 1940 Act, send a paper copy or electronic copy, respectively, of any such requested document to any person requesting such copy at no cost to the Variable Product owner and by U.S. first class mail or other reasonably prompt means or by email for electronic requests. Nationwide shall deliver the most current version of the applicable document that it has received from the Company pursuant to this section.

The Company, the Funds and their affiliates shall bear no liability or responsibility for any information provided to Nationwide pursuant to this Agreement that is based on incorrect information supplied by Nationwide to the Company, the Funds or their affiliates.

SALES MATERIAL AND INFORMATION

Nationwide shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material that Nationwide or its affiliates develop and in which a Fund, the Company or Virtus Investment Partners is named. No such material shall be used until approved by the Company or its designee, and the Company will use its best efforts for it or its designee to review such sales literature or promotional material within ten (10) Business Days after receipt of such material. The Company or its designee reserves the right to reasonably object to the initial and/or continued use of any such sales literature or other promotional material in which a Fund, the Company or Virtus Investment Partners is named, and no such material shall be used if the Company or its designee so objects.

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Nationwide shall not give any information or make any representations or statements on behalf of the Funds or concerning a Fund, the Company or Virtus Investment Partners in connection with the sale of the Variable Products other than the information or representations contained in the registration statement or applicable prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Company or its designee for use with the public, except with the written permission of the Fund or the Company or the designee of either. Nationwide shall comply with all applicable laws, including Rule 498 under the 1933 Act, when composing, compiling and delivering sales literature or other promotional material.

For purposes of this section, the phrase “sales literature and other promotional materials” includes, but is not limited to, any of the following that refer to a Fund or any affiliate of the Funds: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to one or more Funds.

EXPENSES

All expenses incident to the performance by Nationwide under this Agreement shall be paid by Nationwide. Likewise, all expenses incident to the performance by the Funds under this Agreement shall be paid by the Company and/or the Funds.

Nationwide is responsible for the expenses of the cost of registration of the Variable Products, unless otherwise exempt and the costs of having the Variable Products approved by state insurance authorities in the applicable jurisdictions.

The Company and/or the Funds are responsible for the expenses of the cost of registration of the Funds’ shares, or preparation of the Funds’ prospectuses, SAI’s, proxy materials, reports and the preparation of other related statements and notices required by law for distribution in reasonable quantities to contract owners except as otherwise mutually agreed upon by the parties to the Agreement.

Nationwide is responsible for distributing Fund prospectuses, semi-annual and annual reports and proxy materials to its existing contract owners. Subject to the “Documents Provided by the Company” section above, for Nationwide’s annual mailing to contract owners of Variable Product prospectuses and Fund prospectuses and its mailing of semi-annual and annual reports, the Company will provide updated Fund prospectuses and semi-annual and annual reports for mailing to contract owners, or if a combined printing is done by Nationwide, the Company will pay the lesser of:

(a)	The cost to print individual fund prospectuses and semi-annual and annual reports; or

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(b)	The Company’s portion of the total printing costs if Nationwide does not use individual prospectuses and semi-annual and annual reports, but reprints such documents in another format; or

(c)

The Company’s portion of the total reproduction costs if Nationwide does not use individual printed prospectuses and semi-annual and annual reports, but reproduces such documents in another allowable and appropriate medium (i.e. CD Rom or computer diskette) which is mutually agreed upon by both Nationwide and the Company and subject to reasonable costs.

FUND SUBSTITUTION

If a party desires to remove a Fund from a Variable Product, whomever initiates the removal will pay reasonable expenses incurred by the other party as a result of removing such Fund as an available investment option. The parties agree to provide reasonable advance notice of their election to remove a Fund. The Company acknowledges that Nationwide may need to seek the approval of the SEC under Section 26(c) of the 1940 Act for any fund substitution.

MIXED AND SHARED FUNDING

The Fund represents that it has obtained a mixed and shared funding order issued by the SEC under Section 6(c) of the 1940 Act. The parties to this Agreement agree that the conditions or undertakings required by the Funds’ mixed and shared funding order that may be imposed on Nationwide, the Funds and/or the Company by virtue of such order by the SEC, including those relating to material irreconcilable conflicts, apply to the activities contemplated in this Agreement and are incorporated herein by reference as terms of this Agreement. As set forth in the notice of the Company’s application for the mixed and shared funding order, Nationwide agrees to report any potential or existing conflicts promptly to the Board of Trustees of the Fund (the “Board”), and in particular whenever voting instructions of contract owners are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application. Nationwide agrees to carry out such responsibilities with a view to the interests of existing contract owners.

If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to contract owner investments in the Fund, the Board shall give prompt notice to all Insurance Companies participating in the

Fund (“Participating Companies”). If the Board determines that Nationwide is responsible for causing or creating said conflict, Nationwide shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

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(a)

Withdrawing the assets allocable to the Variable Account from the Fund and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected contract owners; and/or

(b)	Establishing a new separate account.

If a material irreconcilable conflict arises as a result of a decision by Nationwide to disregard contract owner voting instructions and said decision represents a minority position or would preclude a majority vote by all contract owners having an interest in the Fund, Nationwide may be required, at the Board’s election, to withdraw the Variable Account’s investment in the Fund.

For the purpose of this section, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to bear the expense of establishing a new funding medium for any Variable Product. Nationwide shall not be required by this section to establish a new funding medium for any Variable Product if an offer to do so has been declined by vote of a majority of the contract owners materially adversely affected by the irreconcilable material conflict.

If in the future the Funds’ mixed and shared funding order should no longer be necessary under applicable law, then this section of the Agreement shall no longer apply.

PRIVACY AND CONFIDENTIAL INFORMATION

Confidentiality Obligation. Each party shall hold the Confidential Information of the other party in strict confidence. Each of the parties warrants to the other that it shall not disclose to any person any Confidential Information which it may acquire in the performance of this Agreement; nor shall it use such Confidential Information for any purposes other than to fulfill its contractual obligations under this Agreement and it will maintain the other party’s Customer and Confidential Information with reasonable care, which shall not be less than the degree of care it would use for its own such information.

Confidential Information. For purposes of this section and the next, “Confidential Information” means any data or information regarding proprietary information, information identified as Confidential, or information that a reasonable business person would understand to be confidential. This includes, but is not limited to, the customer information of each party.

Customer Information. For purposes of this section, “Customer Information” means non-public personally identifiable information as defined in the Gramm-Leach-Bliley Act and the rules and regulations promulgated thereunder, and each party agrees not to use, disclose or distribute to others any such information except as necessary to perform the terms of this Agreement and each party agrees to comply with all applicable provisions of the Gramm-Leach-Bliley Act. In the event Confidential Information includes Customer Information, the Customer Information clause controls.

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Confidential Information does not include information that: (a) was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of the Receiving Party or by no violation of this Agreement; (b) was lawfully received by the Receiving Party from a third party free of any obligation of confidence of such third party; (c) was already in the possession of the Receiving Party prior to receipt thereof directly or indirectly from the Disclosing Party; (d) is subsequently and independently developed by employees, consultants or agents of the Receiving Party without reference to or use of the Confidential Information disclosed under this Agreement; (e) is required to be disclosed pursuant to applicable laws, regulatory or legal process, subpoena or court order; provided that the receiving party shall notify the disclosing party of such receipt and tender to it the defense of such demand; after such notice is provided, receiving party shall be entitled to comply with such subpoena or other process to the extent required by law; or, (f) any fees payable to Nationwide for performing certain administrative services.

Unauthorized Disclosure. Receiving Party shall promptly notify the Disclosing Party, and provide the details, of any unauthorized possession or use of the Disclosing Party’s Confidential Information. The parties understand and agree, Receiving Party shall be liable, and there shall be no cap on liability, for damages arising out of breaches of confidentiality involving breaches of data that lead to the release or misuse of data pertaining to Disclosing Party.

Data Disposition. Upon Disclosing Party’s written request, Receiving Party shall promptly return all documents and other media containing Confidential Information except as reasonably believed to be necessary or advisable to comply with applicable law or regulation. Any information that cannot feasibly be returned shall be purged, deleted or destroyed except as reasonably believed to be necessary or advisable to comply with applicable law or regulation. The Receiving Party shall have an obligation to safeguard all other information.

SECURITY

Each party will maintain and enforce safety and physical security procedures with respect to its access and maintenance of Confidential Information that (a) are at least equal to industry standards for such types of locations, (b) are in accordance with reasonable policies in these regards, and (c) provide reasonably appropriate technical and organizational safeguards against accidental or unlawful destruction, loss, alteration or unauthorized disclosure or access of Confidential Information under this Agreement. Without limiting the generality of the foregoing, each party will take all reasonable measures to secure and defend its location and equipment against “hackers” and others, both internal and external, who may seek, without authorization, to modify or access its systems or the information found therein. Each party will periodically test its systems for potential areas where security could be breached, and will report to the other party promptly any breaches of security or unauthorized access to its systems reasonably believed to have affected the other party’s Confidential Information that it detects or becomes aware of. Each party will use diligent efforts to remedy such breach of security or unauthorized access in a timely manner. Each party maintains the reasonable right to audit its data in the other party’s systems environment.

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All Confidential Information must be stored in a physically and logically secure environment that protects it from unauthorized access, modification, theft, misuse and destruction. In addition to the general standards set forth above, each party will maintain a reasonably adequate level of physical security controls over its facility which may include, without limitation, appropriate alarm systems, fire suppression, and access controls (including off-hour controls) which may include visitor access procedures, security guard force, video surveillance, and staff egress searches. Further, each party will maintain a reasonably adequate level of data security controls, which may include, without limitation, logical access controls including user sign-on identification and authentication, data access controls (e.g., password protection of applications, data files and libraries), accountability tracking, anti-virus software, secured printers, restrict download to disk capability and provision for system backup.

ANTI-MONEY LAUNDERING

Nationwide agrees that companies listed in Exhibit A will comply with the USA PATRIOT Act and the requirements administered by the Office of Foreign Asset Control (OFAC) of the U.S. Department of Treasury, as applicable and effective. Further, the Company agrees that it will comply with the USA PATRIOT Act and OFAC requirements as applicable and effective.

DISCLOSURE

Each party may disclose that it has entered into this arrangement. Further, each party may disclose the annual fees payable to Nationwide for administrative services.

INDEMNIFICATION

Nationwide agrees to indemnify and hold harmless the Company and Funds, and their officers, directors, employees, agents, affiliated persons, subsidiaries and each person, if any, who controls the Company and/or Funds within the meaning of the 1940 Act (collectively, the “Indemnified Parties” for purposes of this section) against any losses, claims, expenses, damages, liabilities (including amounts paid in settlement thereof) and/or litigation expenses (including reasonable legal and other expenses) (collectively the “Losses”), to which the Indemnified Parties may become subject to when such Losses result from (a) a breach by Nationwide of a material provision of this Agreement; (b) an alleged or actual untrue statement of material fact (including a failure to state a material fact required to make the statements therein not misleading) or wrongful conduct by Nationwide or its agents or persons under Nationwide’s authorization or control with respect to the sale of any Variable Product; and (c) an alleged or actual untrue statement of material fact (including a failure to state a material fact required to make the statements therein not misleading) in the Funds’ registration statement, if such statement (or omission) was made in reliance upon information furnished

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to the Funds or their agent by or on behalf of Nationwide. Nationwide will reimburse any reasonable legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. Nationwide shall not be liable for indemnification hereunder if such Losses are attributable to the bad faith, gross negligence, willful misfeasance or misconduct of the Company or Fund in performing its obligations under this Agreement. Nationwide further agrees to indemnify and hold harmless the Indemnified Parties related to the Variable Products (issued by Nationwide) that arise out of or are based upon any untrue or alleged untrue statement or misrepresentation of any material fact contained in the registration statement, prospectus, or supplement for the Variable Products. Notwithstanding the foregoing, this agreement to indemnify the Indemnified Parties shall not apply if such statement is based on information furnished to Nationwide by or on behalf of the Company or the Funds.

The Company and Funds each agree to indemnify and hold harmless Nationwide and its officers, directors, employees, agents, affiliated persons, subsidiaries and each person, if any, who controls Nationwide within the meaning of the 1940 Act (collectively, the “Indemnified Parties” for purposes of section) against any Losses, to which the Indemnified Parties may become subject to when such Losses result from (a) a breach by the Company and/or Funds, as applicable, of a material provision of this Agreement; (b) an alleged or actual untrue statement of material fact (including a failure to state a material fact required to make the statements therein not misleading) in the registration statement for the Variable Products, if such statement (or omission) was made in reliance upon information furnished to Nationwide or its agent by or on behalf of the Funds or the Company; and (c) an alleged or actual untrue statement of material fact (including a failure to state a material fact required to make the statements therein not misleading) in the Funds’ registration statement, if such statement (or omission) was made in reliance upon information furnished to Nationwide or its agent by or on behalf of the Funds or the Company. The Company and/or Funds, as applicable, will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. The Company and Funds shall not be liable for indemnification hereunder if such Losses are attributable to the bad faith, gross negligence, willful misfeasance or misconduct of Nationwide in performing its obligations under this Agreement. The Company and Funds further agree to indemnify and hold harmless the Indemnified Parties related to the acquisition of the Funds’ shares that arise out of or are based upon any untrue or alleged untrue statement or misrepresentation of any material fact contained in the registration statement, prospectus, or supplement for the Funds. Notwithstanding the foregoing, this agreement to indemnify the Indemnified Parties shall not apply if such statement is based on information furnished to the Company or the Funds by or on behalf of Nationwide.

Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party, in writing, of the commencement thereof; but the failure to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this section. In the event that such an action is brought against any indemnified party, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense

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thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

If the indemnifying party assumes the defense of any such action, the indemnifying party shall not, without the prior written consent of the indemnified parties in such action, settle or compromise the liability of the indemnified parties in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent, each indemnified party receives from such claimant an unconditional release from all liability in respect of such claim.

APPLICABLE LAW

This Agreement shall be construed in accordance with the laws of the State of Delaware.

This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act and the rules and regulations thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.

TERMINATION

This Agreement shall terminate with regard to the availability of shares of a Fund (if specified) or all of the Funds as underlying investment options:

(a)	at the option of any party upon at least 60 days advance written notice to the others;

(b)

at any time upon the Funds’ or the Company’s election, if the Board or the Company determines that suspending or terminating the offering of shares of the Funds and/or liquidation of the Funds is in the best interest of the Funds or their beneficial owners. Reasonable advance notice of election to liquidate shall be provided to Nationwide in order to permit the substitution of Fund shares, if necessary, with shares of another investment company pursuant to the 1940 Act and other applicable securities regulations;

(c)

at any time upon Nationwide’s election, in accordance with the 1940 Act and applicable regulations, to substitute such Fund shares with the shares of another investment company for the Variable Products for which the Fund shares have been selected to serve as the underlying investment options. Nationwide shall give reasonable notice to the Funds and the Company of any proposal to substitute Fund shares;

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(d)

at the option of any party immediately upon written notice to the others, upon the institution of relevant formal proceedings against either Nationwide or the Company or the Funds by FINRA, the Internal Revenue Service, the Department of Labor, the SEC, state insurance departments or any other regulatory body, provided, however, that the terminating party determines in its sole good-faith judgment that any such proceedings are likely to have a material adverse effect upon the non-terminating party’s ability to perform its obligations under this Agreement;

(e)

at the option of any party for cause immediately upon written notice to the other parties upon a material breach of this Agreement if the breaching party does not cure the material breach within 30 days after receiving written notice of the material breach from the non-breaching party;

(f)

at the option of any party immediately upon written notice to the other parties if the terminating party determines in its sole judgment, exercised in good faith, that a non-terminating party has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity;

(g)

at the option of the Funds or the Company immediately upon written notice to the other parties if (i) the Variable Products fail to meet the legal and regulatory requirements for being treated as life insurance or annuity contracts or (ii) the Variable Accounts are no longer “segregated asset accounts” offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder; or

(h)	at the option of the Funds immediately upon written notice to the other parties if the Board determines that a material irreconcilable conflict exists under the Funds’ mixed and shared funding order.

Notwithstanding any of the foregoing provisions of this section, this Agreement and all related agreements shall remain in force and in effect for so long as allocations to any or all of the Variable Accounts remain invested in Fund shares. Nationwide agrees, promptly after any termination of this Agreement, to take all steps necessary to redeem the investment of the Variable Accounts in the Funds. Such steps shall include, but not be limited to, seeking an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Funds. The Funds may, in their discretion, permit the Variable Accounts to continue to invest in the Funds for an additional year beginning on the first annual anniversary of the date of termination, and from year to year thereafter; provided that the Funds agree in writing to permit the Variable Accounts to continue to invest in the Funds at the beginning of any such year.

In the event (i) the Agreement is terminated pursuant to subsections (g) or (h) of this Section or (ii) the one year anniversary of the termination of the Agreement is reached or, after waiver as provided in the paragraph immediately above, such subsequent anniversary is reached (each of (i) and (ii) referred to as a “triggering event” and the date of termination as provided in (i) or the date of such anniversary as provided in (ii) referred to as the “request date”), the parties agree that, subject to any necessary regulatory approvals, such

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triggering event shall be considered as a request for immediate redemption of shares of the Funds held by the Variable Accounts, received by the Funds and their agents as of the request date, and the Funds agree to process such redemption request in accordance with the 1940 Act and the regulations thereunder and the Funds’ registration statement. If the necessary regulatory approvals have not been obtained by the request date, the parties agree that the necessary regulatory approvals must be obtained prior to a redemption of shares under this paragraph. Nothing herein shall be read to obligate the Funds or the Company to continue to permit the Variable Accounts to continue to invest in a Fund by waiting to liquidate the Fund, if they have determined to liquidate the Fund without otherwise violating the terms of this Agreement.

NOTICE

Each notice or other communication required or permitted to be made or given by a party pursuant to this Agreement shall be given in writing and delivered by U.S. first class mail or overnight courier, in each case prepaid and addressed, to:

Nationwide Financial

One Nationwide Plaza, 05-02-210A

Columbus, Ohio 43215

Attention: VP, IMG External Funds Management Operations

If to the Funds or the Company, to:

c/o Virtus Investment Partners

100 Pearl Street

Hartford, CT 06103

Attention: Counsel

Any party may change its address by notifying the other party(ies) in writing. Notices will be deemed given upon receipt.

ENTIRE AGREEMENT

This Agreement, together with all contemporaneous exhibits, sets forth the entire understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior discussions, representations, and understandings, whether written or oral, between the parties related to the subject of this Agreement.

ASSIGNMENT

This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by any party without the written consent of the other parties except that upon notice to the other party either party may assign this Agreement to the surviving entity in a merger or consolidation in which it participates or to a purchaser of all or substantially all of its assets. Nationwide shall promptly notify the Funds and the Company of any change in control of Nationwide.

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WAIVER OF AGREEMENT

No term or provision of this Agreement may be waived or modified unless done so in writing and signed by the party against whom such waiver or modification is sought to be enforced. Either party’s failure to insist at any time on strict compliance with this

Agreement or with any of the terms under this Agreement or any continued course of such conduct on its part will in no event constitute or be considered a waiver by such party of any of its rights or privileges.

ENFORCEABILITY

Nationwide acknowledges that this Agreement shall be deemed to create a separate participation agreement on the terms hereof with respect to each Fund, as if the parties hereto had executed a separate, identical form of participation agreement with respect to each Fund, such that no liability or loss that might apply to one Fund hereunder shall affect any other Fund, and all persons dealing with the Funds must look solely to the property of the applicable Fund, as appropriate, as though each such Fund had separately contracted with Nationwide and the Company for the enforcement of any claims against the Fund. The parties agree that none of the Board, officers, agents or shareholders of the Funds assume any personal liability or responsibility for obligations entered into by or on behalf of the Funds. If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

REMEDIES NOT EXCLUSIVE

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.

TRADEMARKS

Except to the extent required by applicable law, no party shall use any other party’s names, logos, trademarks or service marks, whether registered or unregistered, without the prior consent of such party. Notwithstanding the foregoing, Nationwide may identify the Funds in a listing of funds available as underlying investment options.

SURVIVABILITY

Sections “Representations,” “Privacy and Confidential Information,” “Security,” “Indemnification,” and “Trademarks” hereof shall survive termination of this Agreement. In addition, all provisions of this Agreement shall survive termination of this Agreement in the event that any Variable Accounts are invested in a Fund at the time the termination becomes effective and shall survive for so long as such Variable Accounts remain so invested.

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NON-EXCLUSIVITY

Each of the parties acknowledges and agrees that this Agreement and the arrangements described in this Agreement are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

PARTNERSHIPS/JOINT VENTURES

Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

FORCE MAJEURE

No party to this Agreement will be responsible for delays resulting from acts beyond the reasonable control of such party, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance hereunder as soon as practicable as soon as such causes are avoided, rectified or removed.

COOPERATION WITH REGULATORS

Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC and FINRA) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

RULE 22C-2 AGREEMENT

The parties hereto acknowledge the existence of a Rule 22c-2 Agreement between Nationwide and the Company, dated April 16, 2007, and agree that the Funds referenced herein shall be treated as “Funds” under the terms of such Rule 22c-2 Agreement.

AMENDMENTS TO THIS AGREEMENT

This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the Exhibits, executed by all parties to the Agreement.

NO THIRD PARTY BENEFICIARIES

Except as expressly set forth herein, no provisions of this Agreement is intended or shall be construed to provide or create any rights or benefits in any third party.

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EXECUTION

Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes a legal, valid and binding obligation, and is enforceable in accordance with its terms. Except as particularly set forth herein, neither party assumes any responsibility hereunder and will not be liable to the other for any damages, loss of data, delay or any other loss whatsoever caused by events beyond its control.

This Agreement may be executed by facsimile signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf as of the date first listed above.

NATIONWIDE FINANCIAL SERVICES, INC.

/s/ Steven D. Pierce
By: Steven D. Pierce
Title: VP, IMG External Funds Management Operations

THE FUNDS

/s/ Heidi Griswold
By: Heidi Griswold
Title:

THE COMPANY

/s/ Heidi Griswold
By: Heidi Griswold
Title:

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Exhibit A

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Other Subsidiaries

Nationwide Investment Services Corporation

Any other existing or future direct or indirect subsidiaries of Nationwide Financial Services, Inc. issuing Variable Accounts, or performing duties or obligations hereunder on behalf of Nationwide provided that such subsidiary is duly formed, validly existing and has all necessary licenses.

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EXHIBIT B

FUNDS

All current and future funds available for sale through the Variable Products, including but not limited to any funds listed below.

Virtus Duff & Phelps International Series, Class A

Virtus Duff & Phelps International Series, Class I

Virtus Duff & Phelps Real Estate Securities Series, Class A

Virtus Duff & Phelps Real Estate Securities Series, Class I

Virtus KAR Capital Growth Series, Class A

Virtus KAR Capital Growth Series, Class I

Virtus KAR Small-Cap Growth Series, Class A

Virtus KAR Small-Cap Growth Series, Class I

Virtus KAR Small-Cap Value Series, Class A

Virtus KAR Small-Cap Value Series, Class I

Virtus Newfleet Multi-Sector Intermediate Bond Series, Class A

Virtus Newfleet Multi-Sector Intermediate Bond Series, Class I

Virtus Rampart Enhanced Core Equity Series, Class A

Virtus Rampart Enhanced Core Equity Series, Class I

Virtus Strategic Allocation Series, Class A

Virtus Strategic Allocation Series, Class I

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EXHIBIT C

FUND/SERV PROCESSING PROCEDURES

AND

MANUAL PROCESSING PROCEDURES

The purchase, redemption and settlement of shares of a Fund (“Shares”) will normally follow the Fund/SERV-Defined Contribution Clearance and Settlement Service (“DCCS”) Processing Procedures below and the rules and procedures of the SCC Division of the

National Securities Clearing Corporation (“NSCC”) shall govern the purchase, redemption and settlement of Shares of the Funds through NSCC by Nationwide. In the event of equipment failure or technical malfunctions or the parties’ inability to otherwise perform transactions pursuant to the FUND/SERV Processing Procedures, or the parties’ mutual consent to use manual processing, the Manual Processing Procedures below will apply.

It is understood and agreed that, in the context of Section 22 of the 1940 Act and the rules and public interpretations thereunder by the staff of the SEC, receipt by Nationwide of any Instructions from the contract owner prior to the Close of Trading (as defined below) on any Business Day shall be deemed to be receipt by the Funds of such Instructions solely for pricing purposes and shall cause purchases and sales to be deemed to occur at the Share Price for such Business Day, except as provided in 3(c) of the Manual Processing Procedures. Each Instruction shall be deemed to be accompanied by a representation by Nationwide that it has received proper authorization from each contract owner whose purchase, redemption, account transfer or exchange transaction is effected as a result of such Instruction.

Fund/SERV-DCCS Processing Procedures

1.

On each business day that the New York Stock Exchange (the “Exchange”) is open for business on which the Funds determine their net asset values (“Business Day”), the Company shall accept, and effect changes in its records upon receipt of purchase, redemption, exchanges, account transfers and registration instructions from Nationwide electronically through Fund/SERV (“Instructions”) without supporting documentation from the contract owner. On each Business Day, the Company shall accept for processing any Instructions from Nationwide and shall process such Instructions in a timely manner.

2.

Company shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. Company shall conduct each of the foregoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC Fund/SERV-DCCS rules and procedures relating to Fund/SERV; (b) the then-current Prospectus of a Fund; and (c) any provision relating to Fund/SERV in any other agreement of the Company that would affect its duties and obligations pursuant to this Agreement.

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3.	Confirmed trades and any other information provided by the Company to Nationwide through Fund/SERV and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC.

4.

Trade information provided by Nationwide to the Company through Fund/SERV and pursuant to this Agreement shall be accurate, complete and, in the format prescribed by the NSCC. All Instructions by Nationwide regarding each Fund/SERV Account shall be true and correct and will have been duly authorized by the registered holder.

5.

For each Fund/SERV transaction, Nationwide shall provide the Funds and the Company with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information), which Nationwide hereby certifies is and shall remain true and correct. Nationwide shall maintain documents required by the Funds to effect Fund/SERV transactions. Nationwide certifies that all Instructions delivered to Company on any Business Day shall have been received by Nationwide from the contract owner by the close of trading (generally 4:00 p.m. Eastern Time (“ET”)) on the Exchange (the “Close of Trading”) on such Business Day and that any Instructions received by it after the Close of Trading on any given Business Day will be transmitted to Company on the next Business Day.

Manual Processing Procedures

1.

On each Business Day, Nationwide may receive Instructions from the contract owner for the purchase or redemption of shares of the Funds based solely upon receipt of such Instructions prior to the Close of Trading on that Business Day. Instructions in good order received by Nationwide prior to the Close of Trading on any given Business Day (generally, 4:00 p.m. ET (the “Trade Date”) and transmitted to the Company by no later than 9:00 a.m. ET the Business Day following the Trade Date (“Trade Date plus One” or “T+1”), will be executed at the NAV (“Share Price”) of each applicable Fund, determined as of the Close of Trading on the Trade Date.

2.

As noted in Paragraph 1 above, by 9:00 a.m. ET on T+1 (“Instruction Cutoff Time”) and after Nationwide has processed all approved transactions, Nationwide will transmit to the Company via facsimile, telefax or electronic transmission or system-to-system, or by a method acceptable to Nationwide and the Company, a report (the “Instruction Report”) detailing the Instructions that were received by Nationwide prior to the Funds’ daily determination of Share Price for each Fund (i.e., the Close of Trading) on Trade Date.

(a)

It is understood by the parties that all Instructions from the contract owner shall be received and processed by Nationwide in accordance with its standard transaction processing procedures. Nationwide or its designees shall maintain records sufficient to identify the date and time of receipt of all contract owner transactions involving the Funds and shall make or cause

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to be made such records available upon reasonable request for examination by the Funds or its designated representative or, by appropriate governmental authorities. Under no circumstances shall Nationwide change, alter or modify any Instructions received by it in good order.

(b)	Following the completion of the transmission of any Instructions by Nationwide to the Company by the Instruction Cutoff Time, Nationwide will verify that the Instruction was received by the Company.

(c)

In the event that Nationwide transmits an Instruction to the Company on any Business Day prior to the Instruction Cutoff Time and such Instruction is not received by the Company due to circumstances caused by the Company that prohibit the Company’s receipt of such Instruction, such Instruction shall nonetheless be treated by the Company as if it had been received by the Instruction Cutoff Time, provided that Nationwide retransmits such Instruction by facsimile transmission to the Company.

(d)	With respect to all Instructions, the Company’s financial control representative will manually adjust a Fund’s records for the Trade Date to reflect any Instructions sent by Nationwide.

3.

As set forth below, upon the timely receipt from Nationwide of the Instructions, the Fund will execute the purchase or redemption transactions (as the case may be) at the Share Price for each Fund computed as of the Close of Trading on the Trade Date.

(a)

Except as otherwise provided herein, all purchase and redemption transactions will settle on T+1. Settlements will be through net Federal Wire transfers to an account designated by a Fund. In the case of Instructions which constitute a net purchase order, settlement shall occur by Nationwide initiating a wire transfer on T+1 to the custodian for the Fund for receipt by the Funds’ custodian by no later than the Close of Business at the New York Federal Reserve Bank on T+1, causing the remittance of the requisite funds to the Company to cover such net purchase order.

In the case of Instructions which constitute a net redemption order, settlement shall generally occur by the Company causing the remittance of the requisite funds to cover such net redemption order by Federal Funds Wire on T+1, provided that the Fund reserves the right to (i) delay settlement of redemptions for up to seven (7) Business Days after receiving a net redemption order in accordance with Section 22 of the 1940 Act and Rule 22c-1 thereunder, or (ii) suspend redemptions pursuant to the 1940 Act or as otherwise required by law. Settlements shall generally be in U.S. dollars. The Funds and the Company shall bear no responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by Nationwide.

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(b)

Nationwide (and its Variable Accounts) shall be designated as record owner of each account (“Record Owner”) and Company shall provide Nationwide with all written confirmations required under federal and state securities laws.

(c)

On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Instructions. Instructions will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open. The original T+1 Settlement Date will not apply. Rather, for purposes of this Paragraph 3(c) only, the Settlement Date will be the date on which the Instruction settles.

(d)

Nationwide shall, upon receipt of any confirmation or statement concerning the accounts, verify the accuracy of the information contained therein against the information contained in Nationwide’s internal record-keeping system and shall promptly, advise the Company in writing of any discrepancies between such information. The Company and Nationwide shall cooperate to resolve any such discrepancies as soon as reasonably practicable.

Price Communication Time

The Funds shall use their best efforts to communicate to Nationwide via electronic transmission acceptable to both parties, the Share Price of each applicable Fund, as well as dividend and capital gain information and, in the case of funds that credit a daily dividend, the daily accrual or interest rate factor, determined at the Close of Trading on that Trade Date, no later than 7:00 p.m. ET on each Trade Date.

Dividends and Distributions

Nationwide, on its behalf and on behalf of the Variable Accounts, hereby elects to receive all dividends and distributions as are payable on any Shares in the form of additional Shares of the relevant Fund.

Adjustments

In the event of any error or delay with respect to both the Fund/SERV Processing Procedures and the Manual Processing Procedures outlined in Exhibit C herein: (i) which is caused by the Funds or the Company, the Funds shall make any adjustments on their accounting system necessary to correct such error or delay and the responsible party or parties shall reimburse the contract owner and Nationwide, as appropriate, for any losses or reasonable costs incurred directly as a result of the error or delay but specifically excluding any and all consequential punitive or other indirect damages or (ii) which is caused by Nationwide, the Company shall make any adjustment on the Funds’ accounting system necessary to correct such error or delay and the affected party or parties shall be reimbursed by Nationwide for any losses or reasonable costs incurred directly as a result of the error or delay, but specifically excluding any and all consequential punitive or other

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indirect damages. In the event of any such adjustments on the Funds’ accounting system, Nationwide shall make the corresponding adjustments on its internal record-keeping system. In the event that errors or delays with respect to the Procedures are contributed to by more than one party hereto, each party shall be responsible for that portion of the loss or reasonable cost which results from its error or delay. All parties agree to provide the other parties prompt notice of any errors or delays of the type referred to herein and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or losses. For the avoidance of doubt, the parties agree that the foregoing is not intended to dictate how errors in the calculation of the Funds’ net asset values will be corrected, as such errors are required to be handled in accordance with the Funds’ Board-approved Price Error Correction Policy.